Fried, Frank, Harris, Shriver & Jacobson LLP

EXHIBIT 5.2

December 8, 2025

FrontView REIT, Inc.

FrontView Operating Partnership LP

3131 McKinney Avenue Suite L10

Dallas, Texas 75204

Ladies and Gentlemen:

We have acted as counsel to FrontView REIT, Inc., a Maryland corporation (the “Company”), and FrontView Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership of which the Company is the general partner, in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company, of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”), each of which will represent a fractional interest in shares of the Preferred Stock, (iv) warrants representing rights to purchase the Preferred Stock, Depositary Shares or Common Stock (the “Warrants”), (v) rights to purchase the Common Stock (the “Rights”), (vi) one or more series of debt securities of the Operating Partnership (the “Debt Securities”) and (viii) guarantees of the Debt Securities by the Company (the “Guarantees”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). The Depositary may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional share or multiple shares of Preferred Stock represented by Depositary Shares. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein as the warrant agent (each, a “Warrant Agent”). The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) and may be evidenced by subscription rights certificates (collectively, the “Rights Certificates”). The Debt Securities and Guarantees may be issued pursuant to the form of indenture, among the Company, the Operating Partnership and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), including the form of the Guarantee (as may be amended or supplemented from time to time, the “Indenture”), which has been filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 and incorporated by reference into the Registration Statement. The Deposit Agreements, the Depositary Receipts, the Warrant Agreements, the Rights Agreements, the Rights Certificates, the Indenture and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company and the Operating Partnership, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and the Operating Partnership, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.

One New York Plaza, New York, New York 10004—1903

T: +1.212.859.8000 friedfrank.com

Fried, Frank, Harris, Shriver & Jacobson LLP
December 8, 2025

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, the Operating Partnership and others.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) all of the parties to the Documents (other than the Operating Partnership) are or will be validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) all of the parties to the Documents (other than the Operating Partnership) have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of such shares registered pursuant to the Registration Statement; (iv) each of the Documents have been or will be duly authorized, executed and delivered by, each of the parties thereto (other than the Operating Partnership); (v) the execution thereof does not violate the charter, the bylaws or any other organizational document of any such parties (other than as expressly addressed in the opinions below as to the Operating Partnership), (vi) each of the Documents will constitute a valid and binding obligation of each of the parties thereto (other than as expressly addressed in the opinions below as to the Company and the Operating Partnership), enforceable against such parties in accordance with their respective terms; and (vii) all of the parties to the Documents will comply with all of their covenants, agreements and obligations under the Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
When (i) the Registration Statement is effective under the Securities Act, (ii) the terms of the issuance and sale of the Depositary Shares registered pursuant to the Registration Statement have been established in conformity with the applicable Deposit Agreement and duly approved by the Board of Directors of the Company or an authorized committee thereof (together, the “Board”) in conformity with the Maryland General Corporation Law (the “MGCL”) and the Company’s Articles of Incorporation, Articles Supplementary (as each may be amended from time to time) (together with the Articles of Incorporation, the “Charter”), and the Amended and Restated Bylaws (the “Bylaws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, (iv) shares of the Preferred Stock related to such Depositary Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement, (v) the Depositary Receipts evidencing such Depositary Shares have been duly issued against deposit of such shares of Preferred Stock with the Depositary in accordance with the Deposit Agreement and delivered against payment therefor in accordance with the terms of the agreement under which they are sold and in the manner contemplated in the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement and (vii) the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.
2.
When (i) the Registration Statement is effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the MGCL, Charter and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iv) such Warrants have been duly

Fried, Frank, Harris, Shriver & Jacobson LLP
December 8, 2025

countersigned by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated in the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement, (v) the terms of the Securities and/or other securities, properties or assets issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Charter and Bylaws as specified above and (vi) Securities and/or other securities, properties or assets issuable upon exercise of the Warrants have been properly reserved for issuance, such Warrants will constitute valid and binding obligations of the Company.
3.
When (i) the Registration Statement is effective under the Securities Act, (ii) the terms of the issuance and sale of the Rights registered pursuant to the Registration Statement have been established in conformity with the applicable Rights Agreement and duly approved by the Board in conformity with the MGCL, Charter and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Rights Agreement has been duly authorized, executed and delivered by the Company and each other party thereto, (iv) such Rights have been duly countersigned by each other party thereto (in the case of Rights evidenced by Rights Certificates) and duly executed and delivered by the Company against payment, if any, therefor in accordance with the terms of the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement, if any, in accordance with the terms of the agreement under which they are sold and in the manner contemplated in the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement, (v) the terms of the Securities issuable upon exercise of the Rights have been duly approved by the Board in conformity with the Charter and Bylaws as specified above and (vi) Securities issuable upon exercise of the Rights have been properly reserved for issuance, such Rights will constitute valid and binding obligations of the Company.
4.
When (i) the Registration Statement is effective under the Securities Act, (ii) the terms of the Debt Securities have been established in conformity with the Indenture and any relevant supplemental indenture and duly authorized by all necessary limited partnership action of the Operating Partnership and all other necessary limited partnership action on the part of the Operating Partnership has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, (iii) the applicable Indenture and any relevant supplemental indenture have been duly authorized, executed and delivered by the Operating Partnership, the Company and each other party thereto, (iv) the Debt Securities have been duly executed, authenticated and issued in accordance with the Indenture and any relevant supplemental indenture and (v) the Debt securities have been duly executed, authenticated and delivered against payment therefor in accordance with the terms of the Indenture, any relevant supplemental indenture and the agreement under which they are sold and in the manner contemplated in the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Operating Partnership.
5.
When (i) the Registration Statement is effective under the Securities Act, (ii) the terms of the Guarantees of Debt Securities have been established in conformity with the Indenture and any relevant supplemental indenture and duly authorized by the Board in conformity with the MGCL, Charter and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Operating Partnership or the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership or the Company, (iii) the applicable Indenture and any relevant supplemental indenture have been duly authorized, executed and delivered by the Operating Partnership, the Company and each other party thereto, (iv) such Guarantees of the Debt Securities have been duly executed, authenticated and issued in accordance with the Indenture and any relevant supplemental indenture and (v) the Debt Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the terms of the Indenture, any relevant supplemental indenture and the agreement under which they are sold

Fried, Frank, Harris, Shriver & Jacobson LLP
December 8, 2025

and in the manner contemplated in the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement, such Guarantees will constitute valid and binding obligations of the Company.

We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(A)
relating to indemnification, contribution or exculpation;
(B)
(a) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company or the Operating Partnership under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions) or (b) with respect to any Waiver in the Guarantees insofar as it relates to causes or circumstances that would operate as a discharge or release of, or defense available to, the Guarantors thereunder as a matter of law (including judicial decisions), except to the extent such a Waiver is effective under, and is not prohibited by or void or invalid under applicable law (including judicial decisions);
(C)
related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York, (c) service of process, or (d) waivers of any rights to trial by jury;
(D)
specifying that provisions thereof may be modified or waived only in writing;
(E)
purporting to give any person or entity the power to accelerate obligations without notice to the obligor;
(F)
specifying that any person may exercise set-off or similar rights other than in accordance with applicable law;
(G)
relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or forfeiture;
(H)
that purports to create a trust, power of attorney or other fiduciary relationship; or
(I)
which may be construed to be in the nature of a penalty.

We express no opinion as to the validity or binding effect of any provision of the Documents (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Documents relating to waiver of stay, extension or usury laws.

We express no opinion as to the effect of any law of any jurisdiction other than the State of New York wherein any party to the Documents may be located or wherein enforcement of any Documents may be sought that limits the rates of interest legally chargeable or collectible.

We express no opinion as to any agreement, instrument or other document referred to, or incorporated by reference in, any of the Documents, other than the Documents.

Fried, Frank, Harris, Shriver & Jacobson LLP
December 8, 2025

The opinions set forth above are subject to the following qualifications:

(i) bankruptcy, insolvency, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally,

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law, and

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

Provisions in the Guarantees and the Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) actions or failures to act on the part of the recipient, the holders or the Trustee, (ii) amendments or waivers of provisions of documents governing the guaranteed obligations or (iii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable under the circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations. With respect to the Guarantor, we have assumed that consideration that is sufficient to support the agreements of the Guarantor under the Indenture and the notes issued pursuant thereto has been received by the Guarantor.

The opinions expressed herein are limited to the laws of the State of New York and to the extent relevant, the Delaware Revised Uniform Limited Partnership Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus and any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP